UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 2, 2018

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37888 (Commission File Number)	46-5726437 (I.R.S. Employer Identification No.)

228 Strawbridge Drive Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 2, 2018, the Board of Directors (the “Board”) of Tabula Rasa HealthCare, Inc. (the “Company”) appointed Kathrine O’Brien as a director of the Company to fill an existing vacancy on the Board.  Ms. O’Brien will serve as a Class I director, to serve until the 2020 annual meeting of stockholders or until her earlier resignation, retirement or other termination of service.  It is contemplated that Ms. O’Brien may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.  The Board has determined that Ms. O’Brien is an independent director in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.  Ms. O’Brien will be compensated in accordance with the non-employee director compensation program of the Board, as described in the Company’s Proxy Statement filed with the SEC on May 1, 2018.

Ms. O’Brien, 56, has been a consultant since October 2018. Previously, she served as Vice President and General Manager for Skin and Marketing Services at Unilever, an international consumer goods company, from July 2014 to September 2018. Ms. O’Brien served as Vice President, Marketing Services, for Unilever from May 2012 to June 2014 and has worked in various other roles for Unilever since 1984. Over the course of her career, Ms. O’Brien has led marketing teams for personal care and foods, and she has served on the Lehigh Valley Hospital Network Board of Trustees and on the board of Cosmetic Executive Women. Ms. O’Brien received a Master of Business Administration from Columbia University and holds a Bachelor of Arts in Economics from Boston College. The Board believes that Ms. O’Brien’s extensive experience as a marketing executive will make her a valuable member of the Company’s Board.

In connection with her appointment, Ms. O’Brien will enter into the Company’s standard indemnification agreement, the form of which was previously filed with the Company’s Registration Statement on Form S-1 (Registration No. 333-208857) in connection with the Company’s initial public offering completed in October 2016. There is no other material Company plan, contract or arrangement in which Ms. O’Brien will participate in connection with her appointments. There are no arrangements or understandings between Ms. O’Brien and any other person pursuant to which Ms. O’Brien was selected as a director of the Company, and there is no family relationship between Ms. O’Brien and any of the Company’s other directors or executive officers. There are also no related party transactions between either of Ms. O’Brien and the Company.

Item 7.01                                           Regulation FD Disclosure.

On November 5, 2018, the Company issued a press release announcing the appointment of Ms. O’Brien to the Board. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

The information provided in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed to be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press release of Tabula Rasa HealthCare, Inc. issued November 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

	By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: November 5, 2018